Exhibit 10(a1)

Change of control

The following executives are covered by this change of control agreement:

3-Year

Ralph F. Hake

George C. Moore

Roger K. Scholten

Mark Krivoruchka

Ernest Park

Thomas J. Piersa

Karen Lynn

James R. Caldwell

Robert C. Breese

Douglas Huffer

2-Year

Steve Benton

Paul Bognar

Annette Bravard

Robert Hardin

Stephen Ingham

Steve Klyn

Arthur Learmonth

Patricia Martin

Roy Rumbough

James Starkweather

Christopher Wignall